Board of Directors
The Gabelli Global Series Fund, Inc.,
         consisting of:
   The Gabelli Global Telecommunications Fund
   The Gabelli Global Interactive Couch Potato Fund
   The Gabelli Global Convertible Securities Fund
   The Gabelli Global Entertainment and Media Fund
   The Gabelli Global Growth Fund


In planning and performing our audit of the financial statements of The
  Gabelli  Global  Series Fund, Inc. for the year ended  December  31,
1997,
  we considered its internal control structure, including procedures for safeguarding securities in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management of The Gabelli Global Series Fund, Inc. is responsible for
  establishing  and  maintaining an internal  control  structure.   In
fulfilling this
 responsibility, estimates and judgments by management are required to assess  the expected benefits and related costs of internal  control structure
  policies  and  procedures.   Two of the objectives  of  an  internal
control
  structure  are  to  provide  management  with  reasonable,  but  not absolute,
 assurance that assets are safeguarded against loss from unauthorized use  or disposition and that transactions are executed in accordance with
   management's   authorization  and  recorded  properly   to   permit
preparation
  of financial statements in conformity with generally accepted accounting principles.

Because  of  inherent limitations in any internal  control  structure, errors
 or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions
   or   that  the  effectiveness  of  the  design  and  operation  may deteriorate.

Our   consideration  of  the  internal  control  structure  would  not necessarily
 disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.





New York, New York
February 26, 1998